ARTICLES OF INCORPORATION

OF

HIGHWAY ONE-OWEB, INC.

     The undersigned natural person acting as the incorporator of a corporation under the Utah Revised Business Corporation Act, adopts the following Articles of Incorporation for such corporation.


                        ARTICLE I. NAME

        The name of the corporation is HIGHWAY ONE-OWEB, INC.

                      ARTICLE II. PURPOSE

     The purpose of the corporation is to engage in any lawful act or activity for which any corporation may be organized under the Utah Revised Business Corporation Act.

                  ARTICLE III. CAPITALIZATION

     The aggregate number of shares which this corporation shall have authority to issue is 100,000,000 at $.001 par value. All stock of the corporation shall be of the same class, common, and shall have the same rights and preferences.

                 ARTICLE IV. REGISTERED OFFICE

     The address of the corporations initial registered office and the name of its original registered agent at such address is:

     Pete Chandler
     430 4th Street
     Ogden, UT. 84404


                       ARTICLE V. INCORPORATORS

     The name and address of the incorporator is:

     Pete Chandler
     430 4th Street
     Ogden, UT. 84404


     DATED this 17th day of March, 1999


                                   /s/ Pete Chandler
                                          -----------------
                                   Pete Chandler
                                   Incorporator & Registered Agent